EXHIBIT 12.1
DJ ORTHOPEDICS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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
                                                Historical                                  Historical
                                             Six Months Ended                        Years Ended December 31,
                                           --------------------     -------------------------------------------------------
                                             2002         2001        2001        2000        1999        1998        1997
                                           -------      -------     -------     -------     -------     -------     -------
Income (loss) before income taxes          $(5,325)     $ 2,562     $ 5,201     $ 5,159     $ 9,515     $ 8,345     $10,904

Interest                                     5,690        8,781      16,673      15,876       7,057          --       2,072
Amortization of Debt Issuance Costs            390          461         919         877         409          --          --
Amortization of Discount on Sr. Notes           78          102         204         205         102          --          --
1/3 of rental expense-operating leases         635          556       1,196       1,064         895       1,064         775
                                           -------      -------     -------     -------     -------     -------     -------

Earnings                                   $ 1,468      $12,462     $24,193     $23,181     $17,978     $ 9,409     $13,751

Interest                                   $ 5,690      $ 8,781     $16,673     $15,876     $ 7,057     $    --     $ 2,072
Amortization of Debt Issuance Costs            390          461         919         877         409          --          --
Amortization of Discount on Sr. Notes           78          102         204         205         102          --          --
1/3 of rental expense-operating leases         635          556       1,196       1,064         895       1,064         775
                                           -------      -------     -------     -------     -------     -------     -------

Fixed Charges                              $ 6,793      $ 9,900     $18,992     $18,022     $ 8,463     $ 1,064     $ 2,847


Ratio of Earnings to Fixed Charges            0.22         1.26        1.27        1.29        2.12        8.84        4.83
                                           =======      =======     =======     =======     =======     =======     =======
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